Exhibit 99.5

EXCHANGE AND SETTLEMENT AGREEMENT

Patent Network Law Group (the “Vendor”) enters into this Agreement (this “Agreement”) with RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”) on September 30, 2020, whereby Vendor will exchange and settle certain accounts payable owed to the Vendor by the Company for shares of Series H 2% Voting, Non-Participating, Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”), of the Company (the “Exchange and Settlement”).

RECITALS

WHEREAS, as of September 30, 2020, the Company owes the Vendor more than $105,450.00 of accounts payable (the “Accounts Payable”) which is the amount that was invoiced as detailed in the attached Exhibit A, explicitly to be settled with equity and was du to the Vendor on or prior to September 30, 2020;

WHEREAS, the Vendor wishes to have the Accounts Payable settled with for 105.45 shares of the Preferred Stock (the “Shares”), with a stated value of $1,000.00 per share, convertible into shares of common stock of the Company, par value $0.001 per share, and the Company wishes to issue the Shares to the Vendor’s designees as follow, Jeffrey Joseph King to receive 68.5425 Shares and the Revocable Blind Living Trust of Breanna Maree Keller-Flanagan to receive 36.9075 Shares, in settlement of $105,450.00 owed to the Vendor detailed in the attached Exhibit A;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

1. The Exchange and Settlement.

(a) Exchange and Settlement of Accounts Payable. At the Closing (as defined herein), the Vendor hereby agrees to relinquish his right to receive the Accounts Payable in cash and in exchange and settlement therefor, the Company hereby agrees to issue to the Vendor’s designees, Jeffrey Joseph King and the Revocable Blind Living Trust of Breanna Maree Keller-Flanagan, the Shares registered in the Vendor’s designee’s name. No accounts payable arising up to or on September 30, 2020 in excess of the Accounts Payable amount shall be considered to be part of the right to Accounts Payable exchanged and settled hereunder. The Vendor acknowledges that upon the occurrence of the Exchange and Settlement and as of the Closing (as defined herein), the obligation of the Company to pay the relinquished Compensation is extinguished. References to a “Section” or “Schedule” are references to a Section of, or Schedule attached to, this Agreement unless otherwise specified.

(b) Closing and Delivery. The closing of the Exchange and Settlement (the “Closing”) shall occur simultaneously with the execution and entry into this Agreement and may take place by conference call and electronic transfer of signature pages and deliverables, in each case as and to the extent required by this Agreement. For all purposes of this Agreement, the Closing shall be deemed to be effective as of 3:59 p.m. ET on the date hereof.

(c) Acceptance by the Company. This Agreement shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Vendor at the Closing.

2. Covenants, Representations and Warranties of the Company. The Company hereby covenants as follows and, except as otherwise stated herein, makes the following representations and warranties, each of which is true and correct at the Closing on the date hereof, to the Vendor, and all such covenants, representations and warranties shall survive the Closing.

(a) Due Incorporation; Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where such qualification or license is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authority; Enforceability. The execution, delivery and performance by the Company of this Agreement and the consummation of the Exchange and Settlement (i) are within the corporate power of the Company and (ii) have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Non-Contravention. The execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby do not (i) violate the Company’s Certificate of Incorporation, Bylaws or other formation or charter documents, as applicable (as amended, the “Charter Documents”); (ii) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (iii) result in the creation or imposition of any lien or encumbrance upon any property, asset or revenue of the Company under any material agreement or instrument to which the Company is bound.

(d) Litigation. Other than as disclosed in the Public Filings (as defined below), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or the Company’s subsidiaries, if any, at law or in equity in any court or before any other governmental authority.

(e) Title. The Company and the Company’s subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold in, all their respective real properties, if any, and good title to their other respective assets and properties. Such assets and properties are subject to no liens or encumbrances.

(f) Confidentiality. Since March 22, 2013, each Vendor of the Company has executed, or will execute, a confidential information and invention assignment agreement in favor of the Company. Since March 22, 2013, the Company has entered into, or intends to enter into, an agreement containing appropriate confidentiality and invention assignment provisions in favor of the Company with each consultant to the Company that has or will have access to the Company’s intellectual property.

(g) Debt for Borrowed Money. As of the date of this Agreement, the Company does not have any outstanding debt for borrowed money, other than as disclosed in the Public Filings (as defined below).

(h) Exchange and Settlement. The terms of the Exchange and Settlement are the result of negotiations between the Vendor and the Company.

3. Covenants, Representations and Warranties of the Vendor. The Vendor hereby covenants as follows and makes the following representations and warranties, each of which is true and correct at the Closing on the date hereof, to the Company, and all such covenants, representations and warranties shall survive the Closing.

(a) Binding Obligation. Vendor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Securities Law Compliance. The Vendor has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws unless an applicable exemption from such registration requirements is available. The Vendor acknowledges that the Shares may not be freely transferable upon receipt. The Vendor has such knowledge and experience in financial and business matters that the Vendor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Vendor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Vendor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Adequate Information; No Reliance. The Vendor acknowledges and agrees that (a) the Vendor has been furnished with all materials the Vendor considers relevant to making this exchange and settlement decision and to enter into this Agreement and effectuate the Exchange and Settlement and has had the opportunity to review (and has carefully reviewed) (i) the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the United States Securities and Exchange Act of 1934, as amended (collectively, the “Public Filings”), and (ii) this Agreement, (b) the Vendor has had an opportunity to submit questions to the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange and Settlement, and has all information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the Public Filings and this Agreement, (c) the Vendor has had the opportunity to consult with accounting, tax, financial and legal advisors of its choosing to be able to evaluate the risks involved in the Exchange and Settlement and to make an informed investment decision with respect to such Exchange and Settlement, (d) the Vendor is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives or any other entity or person, except for (A) the Public Filings, (B) this Agreement and (C) the representations and warranties made by the Company in this Agreement, and (e) no statement or written material contrary to the Public Filings or this Agreement has been made or given to the Vendor by or on behalf of the Company.

(d) No Publicity. The Vendor acknowledges that it has a pre-existing relationship with the Company as a Vendor and that it has not approached the Company about this Exchange and Settlement as the result of any public offering. Neither the Company nor any other person has approached the Vendor about this Exchange and Settlement by means of any form of general solicitation or advertising.

(e) Further Action. The Vendor agrees that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the Exchange and Settlement.

(f) Exchange and Settlement. The terms of the Exchange and Settlement are the result of negotiations among the parties and their agents.

4. Closing Deliveries of the Company. At the Closing, the Company shall deliver, or cause to be delivered, the Shares.

5. Miscellaneous.

(a) Waivers; Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Vendor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Section 6(e) below, the rights and obligations of the Company and the Vendor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Vendor. The rights, interests or obligations hereunder may not be assigned by the Vendor without the prior written consent of the Company.

(f) Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Company and the Vendor with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between or among the parties or any of their agents, representatives or affiliates, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices, demands, consents, or other communications hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to the Vendor, at the Vendor’s address or facsimile number set forth on the signature page hereto, or at such other address as the Vendor shall have furnished the Company in writing in accordance with this paragraph, or (ii) if to the Company, at such address or fax number set forth on the signature page hereto, or at such other address or facsimile number as the Company shall have furnished to the Vendor in writing in accordance with this paragraph. All such communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(h) Expenses. Each of the Company and the Vendor will bear their own respective expenses associated with the negotiation, execution and delivery of this Agreement and the consummation of the Exchange and Settlement.

(i) Only Company Liable. In no event shall any stockholder, officer, director or Vendor of the Company be liable for any amounts due or payable pursuant to this Agreement.

(j) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Headings. Headings used in this Agreement have been included for convenience and ease of reference only and will not in any manner influence the construction or interpretation of any provision of this Agreement. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(m) Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Vendor of any covenant, representation or warranty set forth in Section 3. The Vendor may terminate this Agreement if there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Section 2.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

RESPIRERX PHARMACEUTICALS INC.

a Delaware corporation

By:	/s/ Jeff Eliot Margolis
Name:	Jeff Eliot Margolis
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Address for notices:

RespireRx Pharmaceuticals Inc.

Attention: Jeff Eliot Margolis

126 Valley Road, Suite C

Glen Rock, NJ 07452

(phone): 917-834-7206

(email): jmargolis@respirerx.com

VENDOR:

/s/ Jeffrey King
Name:	Patent Network Law Group, by Jeffrey King
Title:

Address for notices: